UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2012

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31650	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On January 5, 2012, Mindspeed Technologies, Inc. (“Mindspeed”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with picoChip Inc., a Delaware corporation (“Picochip US”); Picochip Limited, a private company limited by shares registered in England and Wales and a wholly owned subsidiary of Picochip US (“Picochip UK”); Platinum Acquisition (UK) Limited, a private company limited by shares registered in England and Wales and a wholly owned subsidiary of Mindspeed (“UK Acquiror”); Platinum Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of UK Acquiror (“US Acquiror”); and Shareholder Representative Services LLC, a Colorado limited liability company appointed to act as agent and attorney-in-fact on behalf of the stockholders of Picochip US for certain purposes under the Merger Agreement. Picochip UK and Picochip US are referred to herein as the “Picochip Entities,” and Mindspeed, UK Acquiror, and US Acquiror are referred to herein as the “Mindspeed Entities.” If the transactions contemplated by the Merger Agreement are consummated, US Acquiror will be merged into Picochip US, Picochip US will survive as a corporation for purposes of the merger, and Picochip US will become a wholly owned subsidiary of UK Acquiror.

The merger and the Merger Agreement have been approved by the boards of directors of each of Mindspeed, UK Acquiror and Picochip US and by the requisite vote of the Picochip US stockholders.

The Merger Agreement contains customary representations and warranties of the Picochip Entities and the Mindspeed Entities, covenants regarding the operation of the business of the Picochip Entities prior to the closing date and provisions regarding indemnification in favor of Mindspeed and UK Acquiror. The Merger Agreement provides customary termination rights for both the Mindspeed Entities and the Picochip Entities.

Mindspeed expects that the merger will close in its second fiscal quarter ending March 30, 2012.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed with Mindspeed’s Quarterly Report on Form 10-Q for the quarter ended December 30, 2011. A copy of the press release announcing the merger is attached to this press release as Exhibit 99.1.

Consideration; Earnout Payments

In consideration of the merger, Mindspeed, UK Acquiror, and US Acquiror have agreed to pay to the stockholders of Picochip US cash in the amount of $27,500,000 (less certain deductions) and to issue or cause to be issued an aggregate of 5,190,625 shares of Mindspeed’s authorized common stock, par value $0.01 per share. The Mindspeed Entities may become obligated to make additional earn-out payments, contingent on the achievement of milestones relating to, among other things: (i) revenues associated with sales of certain Picochip Entities’ products for the period beginning on the closing of the merger and ending on December 31, 2012; and (ii) product and business development milestones. The maximum amount payable upon achievement of the revenue and development milestones is $25,000,000. Earnout payments, if any, will be paid in the first quarter of calendar 2013, and the Mindspeed Entities may make earnout payments in the form of cash, stock or any combination thereof, provided that in no event may the aggregate number of shares of Mindspeed common stock issued in connection with the Merger Agreement exceed 19.99% of the outstanding shares or voting power of Mindspeed’s common stock as of the effectiveness of the merger. In the event this share limitation applies, Mindspeed would be responsible for paying the balance of any earnout payments in cash.

Registration Rights

As described in Item 3.02 below, the shares of Mindspeed common stock issued in the merger will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to various restrictions and limitations on transfer under U.S. securities laws. Mindspeed has agreed to grant stockholders of Picochip US receiving shares of Mindspeed common stock as merger consideration certain limited “piggy-back” registration rights in the event Mindspeed files a registration statement in connection with a public offering of its common stock for cash during the six month period following the closing of the merger. Under these registration rights, such stockholders would be entitled to participate in any registration and offering during the registration rights period, subject to the ability of Mindspeed and its underwriters to limit or exclude entirely shares issued in connection with the merger. The foregoing description of the registration rights Mindspeed expects to grant in connection with the merger is qualified in its entirety by reference to the full text of the Declaration of Registration Rights, which will be filed with Mindspeed’s Quarterly Report on Form 10-Q for the quarter ended December 30, 2011.

Conditions to Closing

The merger is subject to various conditions to closing, including the absence of any material adverse effect with respect to the Picochip Entities, satisfaction of various payment obligations of the Picochip Entities, the availability of acquisition financing as described below, certain contractual consents having been obtained, the delivery of Picochip US financial statements prepared in accordance with generally accepted accounting principles in the United States and various other customary closing conditions.

Debt Financing Commitment

In connection with entering into the Merger Agreement, on January 5, 2012, Mindspeed also entered into a commitment letter (the “Commitment Letter”) with Silicon Valley Bank (“SVB”). Under the Commitment Letter, on the terms and subject to the conditions set forth therein, SVB committed to provide up to $35,000,000 in senior secured credit facilities (the “Senior Credit Facilities”), comprised of: (i) a term loan facility of $15,000,000; and (ii) a revolving credit facility of up to $20,000,000. The proceeds of the Senior Credit Facilities may be used to finance the purchase price of the merger, to pay costs and expenses related to the merger and the closing of the Senior Credit Facilities, and for working capital and other general corporate purposes. The Senior Credit Facilities will mature five years after the closing date. The obligations under the Senior Credit Facilities will be guaranteed by material subsidiaries of Mindspeed and secured by a security interest in substantially all assets, excluding intellectual property, of Mindspeed and such guarantors. The commitment to provide the Senior Credit Facilities is subject to certain conditions, including the negotiation of customary definitive documentation and other customary closing conditions.

Mindspeed will pay certain customary fees and expenses in connection with obtaining the Senior Credit Facilities. Mindspeed has engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with SVB or its affiliates. SVB has received, or may in the future receive, customary fees and commissions for these transactions. The foregoing description of the Commitment Letter is qualified in its entirety by reference to the full text of the Commitment Letter, which will be filed with Mindspeed’s Quarterly Report on Form 10-Q for the quarter ended December 30, 2011.

Escrow Consideration

Of the aggregate cash amount payable in connection with the merger, approximately$15,000,000, subject to certain potential adjustments, will be placed into escrow to satisfy the stockholder indemnification obligations under the Merger Agreement. The escrow amount may be increased in the event Picochip UK receives certain tax incentive credits from tax authorities in the United Kingdom (the “UK Tax Credit”). Under the Merger Agreement, the stockholders of Picochip US have agreed to indemnify Mindspeed and UK Acquiror for various potential losses, including losses for breaches of representations and warranties, losses relating to intellectual property litigation and proceedings, losses relating to shareholder litigation and any exercise of appraisal rights under Delaware law and losses arising from certain other matters described in the Merger Agreement. Mindspeed and UK Acquiror may recover indemnified losses from the escrow, subject to certain limitations. Except with respect to claims for fraud, certain costs incurred by the Mindspeed Entities with respect to the UK Tax Credit, and claims for breach of letters of transmittal executed by Picochip US stockholders, recourse against the escrow is the sole and exclusive remedy for the indemnification obligations of Picochip US’s stockholders.

Item 3.02	Unregistered Sales of Equity Securities

The shares of Mindspeed common stock to be issued upon the closing of the transactions contemplated by Merger Agreement referenced in item 1.01 above, including shares that may be issued in satisfaction of obligations to make earnout payments, if any, will not be registered under the Securities Act. The shares will be issued in reliance on exemptions from such registration requirements set forth in Regulation D and Regulation S promulgated by the Securities and Exchange Commission under the Securities Act. As indicated above, if the merger is completed, Mindspeed expects to issue 5,190,625 shares of its common stock to certain stockholders of Picochip US and may issue additional shares of its common stock to satisfy obligations to make earnout payments, if any. However, in no event may the aggregate number of shares of Mindspeed common stock issued in connection with the merger exceed 19.99% of the outstanding shares or voting power of Mindspeed’s common stock as of the effectiveness of the merger. In the event this limitation applies, Mindspeed would be responsible for making the balance of any earnout payments in cash.

Solely for purposes of the Merger Agreement and for purposes of calculating distributions to stockholders of Picochip US in accordance with the charter documents of Picochip US, the 5,190,625 shares of Mindspeed common stock issuable at the closing of the merger will be valued at $5.30 per share for an aggregate consideration of $27.5 million. Shares of Mindspeed common stock that may be issued as consideration for earnout payment obligations, if any, will be valued based on a formula that selects the higher average trading volume over two alternative trading periods.

For financial statement reporting purposes, Mindspeed will value the shares of its common stock issued in the merger in accordance with generally accepted accounting principles in the United States. These valuations may vary from those determined in accordance with the Merger Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of the Registrant dated January 5, 2012.

Safe Harbor Statement

This Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1, contains forward-looking statements within the meaning of applicable federal securities laws. Forward-looking statements include statements concerning the anticipated closing of the transactions contemplated by the Merger Agreement: the expected availability of the financing contemplated by the Commitment Letter; and the anticipated impact of the merger, if completed, on Mindspeed’s business. Forward-looking statements are subject to substantial risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. In particular, Mindspeed cannot provide any assurances that the anticipated revenue and expense synergies of the proposed acquisition will be achieved or that the markets for the products of the combined companies will develop as Mindspeed currently anticipates. Completion of the transactions contemplated by the Merger Agreement and the Commitment Letter are each subject to numerous conditions to closing. The merger is also subject to inherent risks and uncertainties, including, among others, risks associated with the successful integration of geographically separate organizations; the potential for litigation relating to intellectual property rights; the ability to integrate the companies’ technologies; the potential for employee attrition; and the various risks and uncertainties associated with doing business in international markets. Mindspeed’s existing business is also subject to numerous risks and uncertainties independent of the proposed acquisition, including fluctuations in our operating results and future operating losses; loss of or diminished demand from one or more key customers or distributors; the ability to successfully develop and introduce new products; pricing pressures; and the potential for intellectual property litigation. Additional risks and uncertainties that could cause Mindspeed’s actual results to differ materially from those set forth in any forward-looking statements are discussed in more detail under the caption “Risk Factors” in Mindspeed’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and in Mindspeed’s future filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: January 9, 2012	By:	/s/ Stephen N. Ananias
Stephen N. Ananias
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of the Registrant dated January 5, 2012.